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                                                                     EXHIBIT 4-B

                                     (FACE)
                                                       CUSIP NO.:
         REGISTERED                                          REGISTERED

NO. FXR-

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                               BELLSOUTH CAPITAL
                              FUNDING CORPORATION

                           MEDIUM-TERM NOTE, SERIES C
                                  (FIXED RATE)

ORIGINAL ISSUE DATE:                             MATURITY DATE:
ISSUE PRICE:                                     INITIAL REDEMPTION DATE:
INTEREST RATE:                                   PRINCIPAL AMOUNT:
INITIAL OPTIONAL REDEMPTION DATE:                INITIAL OPTIONAL REDEMPTION PRICE:
PREMIUM REDUCTION AMOUNT:

     BellSouth Capital Funding Corporation, a Georgia corporation (herein referred to as the "Company"), for value received, hereby promises to pay to
Cede & Co. or its registered assigns, the principal sum of           Dollars
($     ) on the maturity date shown above (the "Maturity Date") and to pay interest thereon at the rate per annum shown above until the principal hereof is paid or made available for payment.

                                                        (Continued on next page)
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        Reference is hereby made to the further provisions of this Note set forth on the succeeding pages hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, BellSouth Capital Funding Corporation has caused this Note to be duly executed under its corporate seal.

[CORPORATE SEAL]                          BELLSOUTH CAPITAL FUNDING CORPORATION

                                          By:
                                          --------------------------------------
                                                Vice President and Treasurer

                                            ------------------------------------
                                                         Secretary

CERTIFICATION OF AUTHENTICATION

This is one of the Securities of the
series designated herein and referred
to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as
Authenticating Agent

By:
--------------------------------------
           Authorized Officer
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(Continued from previous page)

The Company will pay interest semiannually on March 1 and September 1 (each an "Interest Payment Date"), commencing with the Interest Payment Date immediately following the Original Issue Date shown above (provided, however, that if the Original Issue Date is after the date 15 calendar days prior to the corresponding Interest Payment Date the first payment of interest on this Note shall be paid on the next succeeding Interest Payment Date to the holder of record on the Record Date with respect to such succeeding Interest Payment
Date), and on the Maturity Date shown above. Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date shown above. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to below, be paid to the person in whose name this Note is registered at the close of business on the applicable Record Date. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts in immediately available funds. If any Interest Payment Date would otherwise be a day that is not a Business Day (as hereinafter defined), the interest payment will be postponed to the next day that is a Business Day and no interest on such payment shall accrue for the period from and after the Interest Payment Date. "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or Atlanta.

     The "Record Date" with respect to any Interest Payment Date shall be the date 15 calendar days prior to such Interest Payment Date, whether or not such date shall be a Business Day; provided, with respect to interest payable at maturity (whether or not the Maturity Date is an Interest Payment Date), the Record Date for such interest payment due on such date shall be the Maturity Date.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Authenticating Agent under the Indenture referred to below.

     This Note is one of a duly authorized issue of Securities of the Company (herein referred to as the "Securities"), issued and to be issued in one or more series under and pursuant to an indenture dated as of August 1, 1992 (the "Indenture") among the Company, BellSouth Corporation, a Georgia corporation ("BellSouth"), and The Bank of New York, as successor to Wachovia Bank of Georgia, N.A., as Trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, BellSouth and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder) of the Securities and the terms upon which the Securities are to be authenticated and delivered. All of the Securities will have the benefit of a Support Agreement dated as of October 15, 1987, as amended as of August 1, 1992 (the "Support Agreement"), between the Company and BellSouth. In the Support Agreement, BellSouth has agreed to ensure the timely payment of principal, premium, if any, and interest owed on the Securities; however, no Holder will have recourse to or against the stock or assets of BellSouth Telecommunications, Inc. (the "Telephone Company") or any interest of BellSouth or the Company in the Telephone Company. This Note is one of the series of Securities designated as Medium-Term Notes, Series C (herein referred to as "Notes").

     In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration, shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in the principal amount of the outstanding Securities of each series affected by any such amendment or modification (with each series voting as one class). The Indenture also contains

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provisions permitting the Holders of not less than a majority in principal amount of the outstanding Securities of each series affected thereby (with each series voting as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. The Indenture also provides that, regarding the Securities of any series, the Holders of not less than a majority in principal amount of the outstanding Securities of such series may waive certain past defaults and their consequences on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     The Indenture contains provisions setting forth certain conditions in the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     The Notes are issuable as registered Notes without coupons in denominations of U.S. $1,000 or any amount in excess thereof which is an integral multiple of U.S. $1,000. At the office or agency of the Company referred to above and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged without a service charge for a like aggregate principal amount of Notes of other authorized denominations having the same maturity, interest rate, redemption provisions and original issue date.

     If an Initial Optional Redemption Date is specified above, this Note may be redeemed in accordance with the terms hereinafter specified, at any time on or after such Initial Optional Redemption Date at an Initial Redemption Price specified above (expressed as a percentage of the Outstanding principal amount hereof), such Initial Optional Redemption Price to be decreased annually on the anniversary of the Initial Optional Redemption Date specified above by the Premium Reduction Amount specified above (expressed as a percentage of the Outstanding principal amount hereof) until the Redemption Price equals 100% of the outstanding principal amount hereof; provided, that if no such Initial Optional Redemption Date is shown, this Note is not redeemable. Notice of any redemption shall be mailed to the registered Holders of the Notes designated for redemption at their last registered addresses not less than 30 nor more than 90 days prior to the date of redemption, subject to all the conditions and provisions of the Indenture.

     This Note may only be transferred as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     The Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the Holder hereof as the absolute owner hereof (whether or not the Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions above, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any officer or director as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     The Notes will be general unsecured obligations of the Company but will be entitled to the benefits of the Support Agreement.

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     This Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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